70 Maxess Road   Melville, NY 11747
631-396-5000    Fax: 631-396-3016

FOR IMMEDIATE RELEASE

Nu Horizons Receives Notice That Its Securities Are Subject To Delisting From
The Nasdaq Global Market

Melville, NY - October 12, 2007 -As previously disclosed, Nu Horizons Electronics Corp. (NasdaqGM:NUHC) was unable to file its Quarterly Report on Form 10-Q for the quarter ended August 31, 2007 by the required filing date due to the previously disclosed restatement of its financial statements due to a material understatement of its provision for income taxes for prior periods and the related U.S. income tax obligations.

As a result of the failure to file the Quarterly Report, Nu Horizons received a Nasdaq Staff Determination on October 12, 2007 indicating that Nu Horizons failed to comply with the filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14) and that Nu Horizons’ securities are therefore subject to delisting from the Nasdaq Global Market. Nu Horizons anticipates that it will request and participate in a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance that the Panel will grant Nu Horizons’ request for continued listing.

If the common stock of Nu Horizons is ultimately delisted from the Nasdaq Global Market, it is possible, although not certain, that Nu Horizons’ common stock will trade in the "Pink Sheets" if one or more market makers make application to register in and quote Nu Horizons’ common stock in accordance with applicable rules of the Securities and Exchange Commission and Nasdaq. No assurances can be given that such trading will, in fact, occur.

About Nu Horizons Electronics Corp.

Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination and system solutions to a wide variety of commercial original equipment manufacturers (OEMs) and Electronic Manufacturing Services providers (EMS). With sales facilities in 51 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at http://www.nuhorizons.com

Cautionary Statement Regarding Forward-Looking Statements

Except for historical information contained herein, the matters set forth in this news release are forward looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons’ management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company’s products, the competitive environment within the electronics industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company’s expansion efforts, the financial strength of the Company’s customers and suppliers, risks arising from potential material weaknesses in the Company’s control environment, potential adverse effects to the Company's financial condition, results of operations or prospects as a result of the restatement of some or all of the prior period financial statements, risks associated with the Company’s inability to satisfy covenants under its credit facility or to obtain waivers of compliance with those covenants or waivers of defaults under its debt agreements, potential adverse effects if the Company is required to recognize other adverse tax- or accounting-related developments, risks relating to litigation or regulatory inquiries associated with the restatement of prior period financial statements or other related matters and risks related to the pending Vitesse-related class action litigation. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Such statements reflect the Company's current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons’ financial condition, results of operations, growth strategy and liquidity. The Company does not undertake any obligation to update its forward-looking statements.

Company Contact:
Kurt Freudenberg, Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000

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